SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:
July 8, 2003

Commission File Number	Exact Name of Registrant as specified in its charter	State or other Jurisdiction of Incorporation	IRS Employer Identification Number
_____________	_____________	_____________	_____________
1-12609	PG&E Corporation	California	94-3234914

One Market, Spear Tower, Suite 2400 San Francisco, California 94105

(Address of principal executive offices) (Zip Code)

(415) 267-7000

(Registrant's telephone number, including area code)

Item 5. Other Events.

PG&E National Energy Group, Inc. Bankruptcy

          On July 8, 2003, PG&E National Energy Group, Inc. (NEG), a subsidiary of PG&E Corporation, filed a voluntary petition for relief under the provisions of Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Maryland, Greenbelt Division (Bankruptcy Court), Case No. 03-30459.   In addition, each of the following indirect wholly owned subsidiaries of NEG filed a voluntary petition for relief under the provisions of Chapter 11 of the U.S. Bankruptcy Code in the Bankruptcy Court: PG&E Energy Trading Holdings Corporation (Case No. 03-30463, PG&E Energy Trading-Power, L.P. (Case No. 03-30461), PG&E Energy Trading – Gas Corporation (Case No. 03-30464), and PG&E ET Investments Corporation (Case No.03-30462) (collectively, the “ET Companies”), and USGen New England, Inc. (USGenNE) (Case No. 03-30465).  Pursuant to Chapter 11 of the Bankruptcy Code, NEG, the ET Companies and USGenNE retain control of their assets and are authorized to operate their businesses as debtors in possession while being subject to the jurisdiction of the Bankruptcy Court.  It is anticipated that the Chapter 11 case of USGenNE will be administered separately from the Chapter 11 cases of NEG and the ET Companies.

          NEG also filed a proposed plan of reorganization with the Bankruptcy Court. If confirmed by the Bankruptcy Court and implemented, PG&E Corporation would no longer have any equity interest in NEG.

          NEG, as a debtor in possession and under the supervision of the Bankruptcy Court, will remain in possession and management of its properties and will control its going forward operations and finances.  PG&E Corporation's representatives who previously served on the NEG Board of Directors have resigned and have been replaced with Board members who are not affiliated with PG&E Corporation.

          As of March 31, 2003, NEG had consolidated assets of $7.6 billion and liabilities of $9.0 billion.   As of March 31, 2003, PG&E Corporation’s net investment in NEG was a negative $1.0 billion, net of approximately $400 million of intercompany receivables.

          Before the Chapter 11 filing, NEG’s and its subsidiaries’ financial results were consolidated with PG&E Corporation’s financial results. As of the date of NEG’s Chapter 11 filing, PG&E Corporation will no longer consolidate NEG’s financial results.  Instead, PG&E Corporation’s investment in NEG will be recorded at cost on the balance sheet.  The recorded amount should remain constant and will not be affected by changes in NEG’s future financial results unless there are cash payments made between the two entities. Under the cost method of accounting, changes in NEG’s consolidated results will not affect PG&E Corporation’s future results of operations or financial condition.

          Upon implementation of a plan of reorganization that eliminates PG&E Corporation’s equity in NEG, PG&E Corporation would bring its net investment in NEG to zero, and as a result recognize a one-time non-cash gain to earnings. The amount of such potential gain cannot be estimated at this time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION
By: BRUCE R. WORTHINGTON

BRUCE R. WORTHINGTON Senior Vice President and General Counsel

Date:  July 8, 2003